Exhibit 4.1

XLIT LTD.
as Issuer
XL GROUP PUBLIC LIMITED COMPANY
as Guarantor
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee
SECOND SUPPLEMENTAL INDENTURE
DATED AS OF NOVEMBER 21, 2013 TO INDENTURE DATED AS OF SEPTEMBER 30, 2011
2.30% SENIOR NOTES DUE 2018
5.25% SENIOR NOTES DUE 2043
SECOND SUPPLEMENTAL INDENTURE, dated as of November 21, 2013 (the “Second Supplemental Indenture”), by and among XLIT Ltd. (f/k/a XL Group Ltd.), a Cayman Islands exempted company (the “Company”), having its principal office at XL House, One Bermudiana Road, Hamilton, HM08, Bermuda, XL Group Public Limited Company, an Irish public limited company (the “Guarantor”), having its principal office at XL House, 8 St. Stephen's Green, Dublin, Ireland and Wells Fargo Bank, National Association, a national banking association, as trustee hereunder (the “Trustee”).
WHEREAS, the Company, the Guarantor and the Trustee are parties to an Indenture dated as of September 30, 2011 (the “Base Indenture”) providing for the issuance from time to time by the Company of Securities (as defined in Section 1.01 of the Base Indenture) and the Guarantee (as defined in Section 1.01 of the Base Indenture) by the Guarantor;
WHEREAS, pursuant to Section 9.01(11) of the Base Indenture, the Company, the Guarantor and the Trustee may enter into supplemental indentures to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Base Indenture;
WHEREAS, the Company desires to issue two new series of Securities under the Base Indenture and has duly authorized the creation and issuance of each such series of Securities and the execution and delivery of this Second Supplemental Indenture to modify the Base Indenture and provide certain additional provisions as hereinafter set forth (the Base Indenture, as amended and supplemented by the Second Supplemental Indenture, is hereinafter referred to as the “Indenture”);

WHEREAS, the Company and the Guarantor deem it advisable to enter into this Second Supplemental Indenture for the purposes of establishing the terms of each such series of Securities and providing for the rights, obligations and duties of the Trustee with respect to each such series of Securities;

WHEREAS, the execution and delivery of this Second Supplemental Indenture has been authorized by a resolution of the Board of Directors of each of the Company and the Guarantor, or a duly authorized committee thereof;

WHEREAS, concurrently with the execution hereof, the Company has delivered an Officers’ Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel; and
WHEREAS, all conditions and requirements of the Base Indenture necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.
NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:
For and in consideration of the mutual premises and agreements herein contained, the Company, the Guarantor and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the 2.30% Senior Notes due 2018 (the “2018 Notes”) and the 5.25% Senior Notes due 2043 (the “2043 Notes and, together with the 2018 Notes, the “Senior Notes”), as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definition of Terms.
Unless otherwise provided herein or unless the context otherwise requires:
(a)a term defined in the Base Indenture has the same meaning when used in this Second Supplemental Indenture;
(b)a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;
(c)the singular includes the plural and vice versa;
(d)headings are for convenience of reference only and do not affect interpretation; and

(e)the following terms have the meanings given to them in this Section 1.1(e):

“Additional Amounts Applicable to the 2018 Notes,” or with respect to the 2043 Notes, “Additional Amounts Applicable to the 2043 Notes,” has the meaning set forth in Section 2.15(b) or 2.16(b), respectively.
“Comparable Treasury Issue” means the United States Treasury security selected as having a maturity comparable to the remaining term of the 2018 Notes or the 2043 Notes, as applicable, to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2018 Notes or the 2043 Notes, as applicable, to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date for the 2018 Notes or the 2043 Notes, the average of the Reference Treasury Dealer Quotations for the Redemption Date for the notes being redeemed, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.
“Depositary” has the meaning set forth in Section 2.7.
“Designated Subsidiary” means any present or future consolidated subsidiary of the Guarantor that is a regulated insurance company, the assets of which constitute at least 20% of the Guarantor’s consolidated assets.
“Global Note” means a Global Security representing the 2018 Notes or the 2043 Notes, as applicable.
“Issue Date” means November 21, 2013.
“Pricing Date” means November 18, 2013.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) for the 2018 Notes or the 2043 Notes, to be redeemed, quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day before the Redemption Date.

“Reference Treasury Dealers” means (i) each of Deutsche Bank Securities Inc. and Barclays
Capital Inc.; and (ii) two other primary U.S. government securities dealers in New York City the Company selects. If any of the foregoing ceases to be a primary U.S. government securities dealer in New York City, the Company must substitute another primary U.S. government securities dealer in New York City.
“Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Trustee on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to Holders, notice to that effect shall have been duly given to the Holders of the 2018 Notes or the 2043 Notes, as applicable.
“Tax Event with respect to the 2018 Notes” or “Tax Event with respect to the 2043 Notes” means if the Company or the Guarantor determines that, as a result of (1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder), including the enactment of any legislation or the publication of any regulatory determination, of the Cayman Islands, Ireland, Bermuda, or any political subdivision thereof or any authority or agency therein having power to tax, or any other jurisdiction from or through which the Company or the Guarantor makes a payment on either the 2018 Notes or the 2043 Notes or in which the Company or the Guarantor generally becomes subject to taxation (each such jurisdiction, a “Taxing Jurisdiction”); or (2) any change in, or amendment to, a position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a “Change In Tax Law”), (A) the Company or Guarantor is required, or on the next Interest Payment Date in respect of either the 2018 Notes or the 2043 Notes would be required to pay Additional Amounts Applicable to the 2018 Notes, or Additional Amounts Applicable to the 2043 Notes pursuant to Section 2.15(b) (with respect to the 2018 Notes) or 2.16(b) (with respect to the 2043 Notes) (assuming, in the case of the Guarantor, the Guarantor would be unable, for reasons outside its control, to procure payment by the Company) determined without reference to any interest, fees, penalties or other additions to tax and (B) such requirement cannot be avoided by taking commercially reasonable measures available to the Company or the Guarantor; provided that the Change in Tax Law becomes effective on or after the Pricing Date, or in the case of a successor entity to the Company or the Guarantor, the Change in Tax Law becomes effective after the date that such successor entity first becomes an obligor on the 2018 Notes or the 2043 Notes (unless the Change in Tax Law had already occurred prior to such date, but on or after the Pricing Date, with respect to the applicable original entity).
“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.
ARTICLE II
CREATION OF THE 2018 NOTES and 2043 NOTES
Section 2.1    Designation of Series.
Pursuant to the terms hereof and Sections 2.01 and 3.01 of the Base Indenture, the Company hereby creates two new series of its Securities designated as the 2018 Notes and 2043 Notes, which Senior Notes shall be deemed “Securities” for all purposes under the Indenture.

Section 2.2    Form of 2018 and 2043 Notes.
The 2018 Notes shall be substantially in the form set forth in Exhibit A hereto, and the 2043 Notes shall be substantially in the form set forth in Exhibit B hereto. Exhibits A and B are incorporated herein and made part hereof.
The Final Maturity of the 2018 Notes shall be December 15, 2018.
The Final Maturity of the 2043 Notes shall be December 15, 2043.
Section 2.3    Interest and Interest Rate Reset.
(a)(i) The 2018 Notes will bear interest from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to maturity or early redemption, as the case may be, at the rate of 2.30% per annum payable semi-annually on June 15 and December 15 of each year, commencing on June 15, 2014, to the persons in whose names the 2018 Notes were registered at the close of business on the preceding June 1 and December 1, respectively.
(ii) The 2043 Notes will bear interest from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to maturity or early redemption, as the case may be, at the rate of 5.25% per annum payable semi-annually on June 15 and December 15 of each year, commencing on June 15, 2014, to the persons in whose names the 2043 Notes were registered at the close of business on the preceding June 1 and December 1, respectively.
(b)Interest on the Senior Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Section 2.4    Limit on Amount of 2018 and 2043 Notes.
(a)(i) The 2018 Notes initially will be limited in aggregate principal amount to $300 million and may, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said 2018 Notes in accordance with a Company Order.
(ii) The 2043 Notes initially will be limited in aggregate principal amount to $300 million and may, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said 2043 Notes in accordance with a Company Order.

(b)(i) The Company may issue from time to time, without giving notice to or seeking the consent of the Holders of the 2018 Notes, additional notes having the same terms as the 2018 Notes (except for the initial public offering price, first Interest Payment Date and the Issue Date). Any such additional notes, together with the 2018 Notes, will constitute a single series of Securities under the Indenture.
(ii) The Company may issue from time to time, without giving notice to or seeking the consent of the Holders of the 2043 Notes, additional notes having the same terms as the 2043 Notes (except for the initial public offering price, first Interest Payment Date and the Issue Date). Any such additional notes, together with the 2043 Notes, will constitute a single series of Securities under the Indenture.
Section 2.5    Nature of Senior Notes/Minimum Denomination.
(a)The Senior Notes shall constitute senior, unsecured and unsubordinated obligations of the Company and shall rank pari passu with all other unsecured and unsubordinated indebtedness of the Company and the Guarantor from time to time outstanding.
(b)The Senior Notes shall be issuable only in registered form and without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.
Section 2.6    No Sinking Fund.
The Senior Notes do not have the benefit of any mandatory redemption or sinking fund obligation and are not redeemable at the option of the Holders.
Section 2.7    Issuance of Senior Notes and Payment.
(a)Each of the 2018 Notes and the 2043 Notes, on original issuance, shall be issued in the form of one fully registered Global Note registered in the name of The Depository Trust Company, as Depositary (the “Depositary”), or its nominee, and deposited with the Trustee, as custodian for the Depositary, for credit by the Depositary to the respective accounts of beneficial owners of the Senior Notes represented thereby (or such other accounts as they may direct).
(b)The payment of principal of and the interest on the Senior Notes will be payable at the Corporate Trust Office or, at the option of the Company, by check mailed to each Holder at its address set forth in the Security Register; provided, however, that if a Holder has given wire transfer instructions to the Company and the Paying Agent and Security Registrar at least ten Business Days prior to the applicable payment date, payment of principal of and the interest on the Senior Notes will be payable by wire transfer of immediately available funds to the account specified in such instructions.

Section 2.8    Senior Notes Not Convertible or Exchangeable.
The Senior Notes will not be convertible or exchangeable for other securities or property.
Section 2.9        Redemption of 2018 Notes.
Pursuant to Section 3.01(6) and Section 12.01 of the Base Indenture, so long as any of the 2018 Notes are Outstanding, the following provisions shall be applicable to the 2018 Notes:
(a)The 2018 Notes will be redeemable, in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to accrued and unpaid interest on the principal amount of the 2018 Notes being redeemed to the Redemption Date plus the greater of: (A) 100% of the principal amount of the 2018 Notes to be redeemed, and (B) the sum of the present values of the remaining scheduled payments of principal and interest on the 2018 Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points.
(b)If a Tax Event with respect to the 2018 Notes occurs and is continuing, the Company may, at its option, redeem the 2018 Notes in whole, but not in part, at any time at a redemption price equal to 100% of the principal amount of the 2018 Notes, plus accrued and unpaid interest, if any, to the Redemption Date and Additional Amounts Applicable to the 2018 Notes, if any, then due or that will become due on the date fixed for redemption as a result of such redemption. Installments of interest on 2018 Notes which are due and payable on or prior to a Redemption Date will be payable to Holders of the 2018 Notes registered as such at the close of business on the relevant record dates.
(c)(i) Notwithstanding Section 12.04 of the Base Indenture, any notice of redemption pursuant to Section 2.9(a) or (b) shall (A) be sufficient if instead of setting forth a specific price with respect to the Redemption Price, it sets forth the manner of calculation thereof and (B) be mailed to the Holders not less than 30 nor more than 60 days prior to the Redemption Date.
(ii) Notwithstanding the foregoing, in case of a Tax Event redemption with respect to the 2018 Notes, no such notice of redemption will be given (A) earlier than 90 days prior to the earliest date on which the applicable payor would be obliged to make such payment or withholding if a payment in respect of 2018 Notes by it were then due and (B) unless at the time such notice is given, such requirement to pay such Additional Amounts Applicable to the 2018 Notes remains in effect. Prior to the publication or mailing of any notice of redemption of 2018 Notes pursuant to the foregoing, the Company will deliver to the Paying Agent and Trustee (x) an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that any factual conditions precedent to the Company’s right to so redeem have been satisfied and (y) a legal opinion of an outside nationally recognized tax counsel or of a tax counsel that is otherwise reasonably acceptable to the Paying Agent, to the effect that the applicable Tax Event has occurred (which, for the avoidance of doubt, shall not be required to include an opinion as to whether “commercially reasonable efforts” could be undertaken to avoid the otherwise applicable requirement, as referenced in clause (B) of the definition of “Tax Event” in Section 1.1(e)).
Section 2.10        Redemption of 2043 Notes.
Pursuant to Section 3.01(6) and Section 12.01 of the Base Indenture, so long as any of the 2043 Notes are Outstanding, the following provisions shall be applicable to the 2043 Notes:
(a)The 2043 Notes will be redeemable, in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to accrued and unpaid interest on the principal amount of the 2043 Notes being redeemed to the Redemption Date plus the greater of: (A) 100% of the principal amount of the 2043 Notes to be redeemed, and (B) the sum of the present values of the remaining scheduled payments of principal and interest on the 2043 Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points.
(b)If a Tax Event with respect to the 2043 Notes occurs and is continuing, the Company may, at its option, redeem the 2043 Notes in whole, but not in part, at any time at a redemption price equal to 100% of the principal amount of the 2043 Notes, plus accrued and unpaid interest, if any, to the Redemption Date and Additional Amounts Applicable to the 2043 Notes, if any, then due or that will become due on the date fixed for redemption as a result of such redemption. Installments of interest on 2043 Notes which are due and payable on or prior to a Redemption Date will be payable to Holders of the 2043 Notes registered as such at the close of business on the relevant record dates.
(c)(i) Notwithstanding Section 12.04 of the Base Indenture, any notice of redemption pursuant to Section 2.10(a) or (b) shall (A) be sufficient if instead of setting forth a specific price with respect to the Redemption Price, it sets forth the manner of calculation thereof and (B) be mailed to the Holders not less than 30 nor more than 60 days prior to the Redemption Date.
(ii) Notwithstanding the foregoing, in case of a Tax Event redemption with respect to the 2043 Notes, no such notice of redemption will be given (A) earlier than 90 days prior to the earliest date on which the applicable payor would be obliged to make such payment or withholding if a payment in respect of 2043 Notes by it were then due and (B) unless at the time such notice is given, such requirement to pay such Additional Amounts Applicable to the 2043 Notes remains in effect. Prior to the publication or mailing of any notice of redemption of 2043 Notes pursuant to the foregoing, the Company will deliver to the Paying Agent and Trustee (x) an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that any factual conditions precedent to the Company’s right to so redeem have been satisfied and (y) a legal opinion of an outside nationally recognized tax counsel or of a tax counsel that is otherwise reasonably acceptable to the Paying Agent, to the effect that the applicable Tax Event has occurred (which, for the avoidance of doubt, shall not be required to include an opinion as to whether “commercially reasonable efforts” could be undertaken to avoid the otherwise applicable requirement, as referenced in clause (B) of the definition of “Tax Event” in Section 1.1(e)).
Section 2.11    Guarantee.
The Senior Notes of each series are entitled to the benefit of the Guarantees set forth in Article XI of the Base Indenture.

Section 2.12    Place of Payment.
The Paying Agent for the Senior Notes shall initially be the Trustee, and the Place of Payment for the Senior Notes shall initially be the Corporate Trust Office, which as of the date hereof for such purpose is located at 150 East 42nd Street, 40th Floor, New York, New York 10017 . The Company may from time to time designate one or more additional offices or agencies where Senior Notes may be presented or surrendered for payment.
Section 2.13    Events of Default with Respect to the 2018 Notes.
The following shall constitute additional Events of Default pursuant to Section 5.01 of the Base Indenture with respect to the 2018 Notes with the same effect as if expressly set forth in such Section 5.01:
(a)default by the Company under any instrument or instruments under which there is or may be secured or evidenced any of the Company’s indebtedness (other than the 2018 Notes) having an outstanding principal amount of $50,000,000 (or its equivalent in any other currency or currencies) or more, individually or in the aggregate, that has caused the holders thereof to declare such indebtedness to be due and payable prior to its stated maturity, unless such declaration has been rescinded within 30 days;
(b)default by the Company in the payment when due of the principal of or premium, if any, on any bond, debenture, note or other evidence of the Company’s indebtedness, in each case for money borrowed, or in the payment of principal or premium, if any, under any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company for money borrowed, which default for payment of principal or premium, if any, is in an aggregate principal amount exceeding $50,000,000 (or its equivalent in any other currency or currencies), if such default shall continue unremedied or unwaived for more than 30 days after the expiration of any grace period or extension of the time for payment applicable thereto;
(c)default in the payment of any Additional Amounts Applicable to the 2018 Notes payable with respect to interest on any 2018 Notes, when such Additional Amounts Applicable to the 2018 Notes become due and payable, and continuance of such default for a period of 30 days; and
(d)default in the payment of any Additional Amounts Applicable to the 2018 Notes payable with respect to any principal of or premium, if any, on any 2018 Notes, when such Additional Amounts

Applicable to the 2018 Notes become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise.
In addition, with respect to the 2018 Notes, the reference to “60 days” in Section 5.01(1) of the Base Indenture shall be amended to be “30 days” with respect to the 2018 Notes.
The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any Event of Default or any event which, after notice or lapse of time or both, would constitute an Event of Default.
Section 2.14    Events of Default with Respect to the 2043 Notes.
The following shall constitute additional Events of Default pursuant to Section 5.01 of the Base Indenture with respect to the 2043 Notes with the same effect as if expressly set forth in such Section 5.01:
(a)default by the Company under any instrument or instruments under which there is or may be secured or evidenced any of the Company’s indebtedness (other than the 2043 Notes) having an outstanding principal amount of $50,000,000 (or its equivalent in any other currency or currencies) or more, individually or in the aggregate, that has caused the holders thereof to declare such indebtedness to be due and payable prior to its stated maturity, unless such declaration has been rescinded within 30 days;
(b)default by the Company in the payment when due of the principal of or premium, if any, on any bond, debenture, note or other evidence of the Company’s indebtedness, in each case for money borrowed, or in the payment of principal or premium, if any, under any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company for money borrowed, which default for payment of principal or premium, if any, is in an aggregate principal amount exceeding $50,000,000 (or its equivalent in any other currency or currencies), if such default shall continue unremedied or unwaived for more than 30 days after the expiration of any grace period or extension of the time for payment applicable thereto;
(c)default in the payment of any Additional Amounts Applicable to the 2043 Notes payable with respect to interest on any 2043 Notes, when such Additional Amounts Applicable to the 2043 Notes become due and payable, and continuance of such default for a period of 30 days; and
(d)default in the payment of any Additional Amounts Applicable to the 2043 Notes payable with respect to any principal of or premium, if any, on any 2043 Notes, when such Additional Amounts Applicable to the 2043 Notes become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise.
In addition, with respect to the 2043 Notes, the reference to “60 days” in Section 5.01(1) of the Base Indenture shall be amended to be “30 days” with respect to the 2043 Notes.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any Event of Default or any event which, after notice or lapse of time or both, would constitute an Event of Default.
Section 2.15    Covenants Applicable to the 2018 Notes.
The 2018 Notes shall be entitled to the benefit of each of the covenants in Article X of the Base Indenture and the following additional covenants (each of which shall be deemed to be a provision of the Indenture and, when referred to as a provision of the Indenture, shall be identified by reference to the Section number that is set forth immediately preceding the covenant):
(a)SECTION 10.09. Limitation on Liens on Stock of Designated Subsidiaries. The Guarantor covenants that, so long as any 2018 Notes are outstanding, the Guarantor will not, nor will the Guarantor permit any Designated Subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any indebtedness evidenced by notes, debentures, bonds or similar instruments, which is secured by any mortgage, pledge, lien, security interest or other encumbrance upon any shares of Capital Stock of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the 2018 Notes will be secured equally and ratably with such indebtedness for at least the time period such other indebtedness is so secured. The term “Capital Stock” for the purpose of this Section 10.09 shall include preferred stock, but exclude any debt securities convertible into such Capital Stock.
(b)SECTION 10.10. Additional Amounts Applicable to the 2018 Notes. All amounts payable (whether in respect of principal, interest or otherwise) in respect of the 2018 Notes will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction, unless the withholding or deduction of such taxes, duties, levies, assessments or governmental charges is required by law. In that event, the Company or the Guarantor will pay, or cause to be paid, such additional amounts as may be necessary in order that the net amounts receivable by a Holder after such withholding or deduction (including any withholding or deduction on such payment of additional amounts) shall equal the respective amounts that would have been receivable by such Holder had no such withholding or deduction been required (“Additional Amounts Applicable to the 2018 Notes”), except that no such Additional Amounts Applicable to the 2018 Notes shall be payable in relation to any payment (including a payment made in connection with a redemption) in respect of any of the 2018 Notes (a) to, or to a third party on behalf of, a Person who would be able to avoid such withholding or deduction by complying with such Person’s statutory requirements or by making a declaration of non-residence or similar claim for exemption (including a claim under an applicable double taxation treaty) but, in either case, fails to do so, or is liable for such taxes, duties, levies, assessments or governmental charges in respect of such 2018 Note by reason of such Person (or such third party) having some connection with (including, without limitation, being a citizen of, being incorporated or engaged in a trade or business in, or having a residence or principal place of business or other presence in) the Taxing Jurisdiction, other than (i) the mere holding of such 2018 Note; (ii) the receipt of principal, interest or other amount in respect of such 2018 Note; or (iii) the mere enforcement of rights with respect to such 2018 Note; (b) presented for payment more than 30 days after the Relevant Date, except to the extent that the relevant Holder would have been entitled to such Additional Amounts Applicable to the 2018 Notes on presenting the same for payment on or before the expiration of such period of 30 days; (c) to a fiduciary, a partnership or person who is not the beneficial owner of a 2018 Note, if and to the extent that, as a result of an applicable tax treaty, no Additional Amounts Applicable to the 2018 Notes would have been payable had the beneficiary, partner or beneficial owner owned the 2018 Note directly; (d) on account of any inheritance, gift, estate, personal property, stamp, sales or transfer or similar taxes, duties, levies, assessments or similar governmental charges; or (e) on account of any taxes, duties, levies, assessments or governmental charges that are payable otherwise than by withholding from payments in respect of such 2018 Note.
In the event that payments in respect of the 2018 Notes are subject to withholding or deduction for or on account of any taxes, the Company or the Guarantor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant Taxing Jurisdiction in accordance with applicable law. The Company and the Guarantor will use commercially reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any taxes so deducted or withheld from each relevant Taxing Jurisdiction imposing such taxes and will use commercially reasonable efforts to provide or make available such certified copies (or other documentary evidence establishing the payment of such taxes) to each Holder.
Any reference in the Indenture to principal, premium or interest in respect of the 2018 Notes, any redemption amount and any other amounts in the nature of principal shall be deemed also to refer to any Additional Amounts Applicable to the 2018 Notes that may be payable under the Indenture, and the express mention of the payment of Additional Amounts Applicable to the 2018 Notes (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts Applicable to the 2018 Notes in those provisions hereof where such express mention is not made.
Except as otherwise provided in or pursuant to the Indenture, if the 2018 Notes require the payment of Additional Amounts Applicable to the 2018 Notes, at least 30 days prior to each date on which any payments under or with respect to the 2018 Notes are due and payable (unless such obligation to pay Additional Amounts Applicable to the 2018 Notes arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter) the Company or its designee shall furnish to the Trustee, the Registrar and the Paying Agent an Officers’ Certificate stating the fact that Additional Amounts Applicable to the 2018 Notes will be payable, the amounts so payable, and any other information to enable the Trustee or such Paying Agent to pay such Additional Amounts Applicable to the 2018 Notes to Holders on the payment date.

The Company or the Guarantor will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of any 2018 Notes or any other document or instrument referred to therein (other than a transfer of the 2018 Notes), or the receipt of any payments with respect to the 2018 Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside the Taxing Jurisdictions in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the 2018 Notes, the Indenture or any other such document or instrument following the occurrence of any Event of Default with respect to the 2018 Notes.

Section 2.16    Covenants Applicable to the 2043 Notes.
The 2043 Notes shall be entitled to the benefit of each of the covenants in Article X of the Base Indenture and the following additional covenants (each of which shall be deemed to be a provision of the Indenture and, when referred to as a provision of the Indenture, shall be identified by reference to the Section number that is set forth immediately preceding the covenant):
(a)SECTION 10.11. Limitation on Liens on Stock of Designated Subsidiaries. The Guarantor covenants that, so long as any 2043 Notes are outstanding, the Guarantor will not, nor will the Guarantor permit any Designated Subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any indebtedness evidenced by notes, debentures, bonds or similar instruments, which is secured by any mortgage, pledge, lien, security interest or other encumbrance upon any shares of Capital Stock of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the 2043 Notes will be secured equally and ratably with such indebtedness for at least the time period such other indebtedness is so secured. The term “Capital Stock” for the purpose of this Section 10.11 shall include preferred stock, but exclude any debt securities convertible into such Capital Stock.
(b)SECTION 10.12. Additional Amounts Applicable to the 2043 Notes. All amounts payable (whether in respect of principal, interest or otherwise) in respect of the 2043 Notes will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction, unless the withholding or deduction of such taxes, duties, levies, assessments or governmental charges is required by law. In that event, the Company or the Guarantor will pay, or cause to be paid, such additional amounts as may be necessary in order that the net amounts receivable by a Holder after such withholding or deduction (including any withholding or deduction on such payment of additional amounts) shall equal the respective amounts that would have been receivable by such Holder had no such withholding or deduction been required (“Additional Amounts Applicable to the 2043 Notes”), except that no such Additional Amounts Applicable to the 2043 Notes shall be payable in relation to any payment (including a payment made in connection with a redemption) in respect of any of the 2043 Notes (a) to, or to a third party on behalf of, a Person who would be able to avoid such withholding or deduction by complying with such Person’s statutory requirements or by making a declaration of non-residence or similar claim for exemption (including a claim under an applicable double taxation treaty) but, in either case, fails to do so, or is liable for such taxes, duties, levies, assessments or governmental charges in respect of such 2043 Note by reason of such Person (or such third party) having some connection with (including, without limitation, being a citizen of, being incorporated or engaged in a trade or business in, or having a residence or principal place of business or other presence in) the Taxing Jurisdiction, other than (i) the mere holding of such 2043 Note; (ii) the receipt of principal, interest or other amount in respect of such 2043 Note; or (iii) the mere enforcement of rights with respect to such 2043 Note; (b) presented for payment more than 30 days after the Relevant Date, except to the extent that the relevant Holder would have been entitled to such Additional Amounts Applicable to the 2043 Notes on presenting the same for payment on or before the expiration of such period of 30 days; (c) to a fiduciary, a partnership or person who is not the beneficial owner of a 2043 Note, if and to the extent that, as a result of an applicable tax treaty, no Additional Amounts Applicable to the 2043 Notes would have been payable had the beneficiary, partner or beneficial owner owned the 2043 Note directly; (d) on account of any inheritance, gift, estate, personal property, stamp, sales or transfer or similar taxes, duties, levies, assessments or similar governmental charges; or (e) on account of any taxes, duties, levies, assessments or governmental charges that are payable otherwise than by withholding from payments in respect of such 2043 Note.
In the event that payments in respect of the 2043 Notes are subject to withholding or deduction for or on account of any taxes, the Company or the Guarantor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant Taxing Jurisdiction in accordance with applicable law. The Company and the Guarantor will use commercially reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any taxes so deducted or withheld from each relevant Taxing Jurisdiction imposing such taxes and will use commercially reasonable efforts to provide or make available such certified copies (or other documentary evidence establishing the payment of such taxes) to each Holder.
Any reference in the Indenture to principal, premium or interest in respect of the 2043 Notes, any redemption amount and any other amounts in the nature of principal shall be deemed also to refer to any Additional Amounts Applicable to the 2043 Notes that may be payable under the Indenture, and the express mention of the payment of Additional Amounts Applicable to the 2043 Notes (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts Applicable to the 2043 Notes in those provisions hereof where such express mention is not made.
Except as otherwise provided in or pursuant to the Indenture, if the 2043 Notes require the payment of Additional Amounts Applicable to the 2043 Notes, at least 30 days prior to each date on which any payments under or with respect to the 2043 Notes are due and payable (unless such obligation to pay Additional Amounts Applicable to the 2043 Notes arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter) the Company or its designee shall furnish to the Trustee, the Registrar and the Paying Agent an Officers’ Certificate stating the fact that Additional Amounts Applicable to the 2043 Notes will be payable, the amounts so payable, and any other information to enable the Trustee or such Paying Agent to pay such Additional Amounts Applicable to the 2043 Notes to Holders on the payment date.

The Company or the Guarantor will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of any 2043 Notes or any other document or instrument referred to therein (other than a transfer of the 2043 Notes), or the receipt of any payments with respect to the 2043 Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside the Taxing Jurisdictions in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the 2043 Notes, the Indenture or any other such document or instrument following the occurrence of any Event of Default with respect to the 2043 Notes.

ARTICLE III
APPOINTMENT OF THE TRUSTEE FOR THE SENIOR NOTES
Section 3.1    Appointment of Trustee.
Pursuant and subject to the Indenture, the Company and the Guarantor hereby appoint the Trustee as trustee to act on behalf of the Holders of the Senior Notes, and as the principal Paying Agent and Security Registrar for the Senior Notes, effective upon execution and delivery of this Second Supplemental Indenture. By execution, acknowledgment and delivery of this Second Supplemental Indenture, the Trustee hereby accepts appointment as Trustee, Paying Agent and Security Registrar with respect to the Senior Notes, and agrees to perform such obligations upon the terms and conditions set forth in the Base Indenture and in this Second Supplemental Indenture.
Section 3.2    Rights, Powers, Duties and Obligations of the Trustee.
Any rights, powers, duties and obligations by any provisions of the Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the Senior Notes.

ARTICLE IV
MISCELLANEOUS
Section 4.1    Application of Second Supplemental Indenture.
Each and every term and condition contained in this Second Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Base Indenture with respect to the Senior Notes shall apply only to the Senior Notes created hereby and not to any past or future series of Securities issued under the Base Indenture.
Section 4.2    Benefits of Second Supplemental Indenture.
Nothing contained in this Second Supplemental Indenture shall or shall be construed to confer upon any Person other than a Holder of the Senior Notes, the Company, the Guarantor and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Base Indenture or this Second Supplemental Indenture.
Section 4.3    Amendment of Second Supplemental Indenture.
The Company, the Guarantor and the Trustee, at any time and from time to time, may amend, modify or supplement this Second Supplemental Indenture in accordance with the provisions of Article IX of the Base Indenture.

Section 4.4    Effective Date.
This Second Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.
Section 4.5    Governing Law; Waiver of Jury Trial; Submission to Jurisdiction; Judgment
Currency.
THIS SECOND SUPPLEMENTAL INDENTURE AND EACH SENIOR NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE.
EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE, THE SENIOR NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
Each of the Company, the Guarantor and the Trustee hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the Borough of Manhattan in New York City for the purposes of all legal proceedings arising out of or relating to the Senior Notes, the Indenture or the transactions contemplated thereby. The Company, the Guarantor and the Trustee irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the Company and the Guarantor hereby designates and appoints Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to the Indenture which may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York, and agrees that service of process upon such agent, and written notice of said service to the Company or the Guarantor, as applicable, by the Person serving the same, shall be deemed in every respect effective service of process upon the Company or the Guarantor, as applicable, in any such suit, action or proceeding and further designate its domicile, the domicile of Puglisi & Associates specified above and any domicile Puglisi & Associates may have in the future as its domicile to receive any notice hereunder (including service of process). If for any reason Puglisi & Associates (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, the Company and the Guarantor will promptly appoint a successor agent for this purpose reasonably acceptable to the Trustee. The Company and the Guarantor agree to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.
Each of the Company and the Guarantor agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium of, or interest or other amount on the Senior Notes (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the requisite amount of the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is entered and (b) its obligations under the Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under the Indenture. For purpose of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.
Section 4.6    Counterparts.
This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 4.7    Ratification of Base Indenture.
The Base Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.
Section 4.8    Validity and Sufficiency.
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantor.

IN WITNESS WHEREOF, each party hereto has executed this Second Supplemental Indenture as of the day and year first before written.
XLIT LTD., as Issuer
By: /s/ Simon D. Rich
Name: Simon D. Rich Title: Director

SIGNED AND DELIVERED AS A DEED FOR AND ON BEHALF OF
XL GROUP PLC as Guarantor
BY ITS LAWFULLY APPOINTED ATTORNEY
/s/ Simon D. Rich
Name: Simon D. Rich
Title: Senior Vice President & Global Treasurer
IN THE PRESENCE OF
Witness

/s/ Candida Medeiros
Name: Candida Medeiros
Address: One Bermudiana Road
Hamilton HM08, Bermuda

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:     /s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

EXHIBIT A

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE GUARANTOR, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES, INCLUDING THE PAYMENT OF PRINCIPAL AND INTEREST.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY OR THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. 1
CUSIP No. 98420E AA3
ISIN No. US98420EAA38
$300,000,000

XLIT LTD.

2.30% SENIOR NOTES DUE 2018

XLIT LTD., a Cayman Islands exempted company duly organized and existing under the laws of the Cayman Islands (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum of three hundred million United States dollars (U.S. $300,000,000), as such amount may be increased or decreased as set forth on the Schedule of Increases or Decreases in the Global Note annexed hereto, on December 15, 2018 (such date is hereinafter referred to as the “Stated Maturity”), and to pay interest thereon, from November 21, 2013, or from the most recent Interest Payment Date (as defined below ) to which interest has been paid or duly provided for, at the rate of 2.30% per annum to, but excluding, the relevant Interest Payment Date, until the Stated Maturity or early redemption.

Interest on this 2018 Note initially shall be payable semi-annually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing on June 15, 2014 through and including the Stated Maturity or early redemption. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this 2018 Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 and December 1, respectively (whether or not a Business Day) preceding the relevant Interest Payment Date.

Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this 2018 Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of the 2018 Notes not less than 10 days prior to such Special Record Date and shall otherwise be payable, all as more fully provided in the Indenture.

Principal of and the interest on the 2018 Notes will be payable at the Corporate Trust Office, or, at the option of the Company, by check mailed to each Holder at its address set forth in the Security Register; provided, however, that if a Holder has given wire transfer instructions to the Company and the Paying Agent and Security Registrar at least ten Business Days prior to the applicable payment date, principal of and the interest on the 2018 Notes will be payable by wire transfer of immediately available funds to the account specified in such instructions.

Interest on the 2018 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the actual number of days elapsed in the 180-day period.

Reference is hereby made to the further provisions of this 2018 Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by the manual signature of one of its authorized signatories, this 2018 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this 2018 Note to be executed and delivered as a deed.

Dated:

XLIT Ltd.

By:
Name: Kirstin R. Gould
Title: Secretary

IN WITNESS WHEREOF, the Company has caused this 2018 Note to be executed and delivered as a deed.

Dated: November 21, 2013

XLIT Ltd.

By:
Name: Simon D. Rich
Title: Director

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: November 21, 2013

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

This 2018 Note is one of a duly authorized issue of securities of the Company designated as its “2.30% Senior Notes due 2018” (herein sometimes referred to as the “2018 Notes”), initially limited in aggregate principal amount to $300 million, issued under and pursuant to an Indenture, dated as of September 30, 2011 (the “Base Indenture”), duly executed and delivered by and among the Company, as issuer, XL Group Public Limited Company, a public company limited by shares, as guarantor (the “Guarantor”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of November 21, 2013 (the “Second Supplemental Indenture”), duly executed and delivered by and among the Company, the Guarantor and the Trustee (such Base Indenture as amended and supplemented by the Second Supplemental Indenture, the “Indenture”), to which the Indenture and all subsequent indentures supplemental thereto relating to the 2018 Notes reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the 2018 Notes and of the terms upon which the 2018 Notes are, and are to be, authenticated and delivered.

The 2018 Notes are issuable only in registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, 2018 Notes so issued are exchangeable for a like aggregate principal amount of 2018 Notes of a different authorized denomination, as requested by the Holder surrendering the same.

The 2018 Notes will be redeemable, in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to the accrued and unpaid interest on the principal amount of the 2018 Notes being redeemed to the Redemption Date plus the greater of: (A) 100% of the principal amount of the 2018 Notes to be redeemed, and (B) the sum of the present values of the remaining scheduled payments of principal and interest on the 2018 Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points, as provided in, and subject to the terms of, the Indenture.
If a Tax Event with respect to the 2018 Notes occurs and is continuing, the Company may, at its option, redeem the 2018 Notes in whole, but not in part, at any time at a redemption price equal to 100% of the principal amount of the 2018 Notes, plus accrued and unpaid interest, if any, to the Redemption Date and Additional Amounts Applicable to the 2018 Notes, if any, then due or that will become due on the Redemption Date as a result of the redemption, as provided in, and subject to the terms of, the Indenture.

No sinking fund is provided for the 2018 Notes.

The 2018 Notes shall constitute the senior, unsecured and unsubordinated obligations of the Company and shall rank pari passu with all other unsecured and unsubordinated indebtedness of the Company and the Guarantor from time to time outstanding.

In the case of an Event of Default described in Section 5.01(5) or 5.01(6) of the Indenture, all unpaid principal of and accrued interest and Additional Amounts with respect to the 2018 Notes then

Outstanding shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of any 2018 Notes. In the case of all other Events of Default, if any such Event of Default shall occur and be continuing, the principal of all of the 2018 Notes, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding and affected thereby. The Indenture also contains, with certain exceptions as therein provided, provisions permitting Holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this 2018 Note shall be conclusive and binding upon such Holder and upon all future Holders of this 2018 Note and of any 2018 Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this 2018 Note or such other 2018 Note.

As provided in and subject to the provisions of the Indenture, the Holder of this 2018 Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default, (ii) the Holders of not less than 25% in principal amount of the 2018 Notes that are Outstanding shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, (iii) the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity, and (iv) the Trustee shall not have received from the Holders of a majority in principal amount of the 2018 Notes that are Outstanding a direction inconsistent with such written request during such 60-day period. The foregoing shall not apply to any suit instituted by any Holder of this 2018 Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

This 2018 Note is entitled to the benefit of the Guarantee set forth in Article XI of the Indenture.

No reference herein to the Indenture and no provision of this 2018 Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this 2018 Note at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2018 Note is registrable on the Security Register upon surrender of this 2018 Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new 2018 Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this 2018 Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this 2018 Note is registered as the owner thereof for all purposes, whether or not such 2018 Note be overdue, and none of the Company, the Guarantor, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of (and premium, if any on) or interest on this 2018 Note and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in the Indenture or any indenture supplemental thereto or in any 2018 Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company, the Guarantor or any successor entity thereof, either directly or through the Company, the Guarantor or any successor entity, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

This 2018 Note is a Global Note and is subject to the provisions of the Indenture relating to Global Notes, including the limitations in Section 2.03 of the Base Indenture on transfers and exchanges of Global Notes.

THE INDENTURE, THE GUARANTEE AND THIS 2018 NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE.

All capitalized terms used in this 2018 Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT
(Cust)

TEN ENT	- as tenants by the entireties	Custodian for:
(Minor)
JT TEN	- as joint tenants with rights of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act of:
(State)

Additional abbreviations may also be used though not on the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this 2018 Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoint              agent to transfer this 2018 Note on the Security Register. The agent may substitute another to act for him or her.

Dated:

Signed:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this 2018 Note)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Amount of Decrease in Stated Amount of the Global Note	Amount of Increase in Stated Amount of the Global Note	Stated Amount of the Global Note Following Such Decrease/Increase	Signature of Authorized Signatory of Trustee	Date

EXHIBIT B

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE GUARANTOR, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES, INCLUDING THE PAYMENT OF PRINCIPAL AND INTEREST.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY OR THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. 1
CUSIP No. 98420E AB1
ISIN No. US98420EAB11
$300,000,000

XLIT LTD.

5.25% SENIOR NOTES DUE 2043

XLIT LTD., a Cayman Islands exempted company duly organized and existing under the laws of the Cayman Islands (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum of three hundred million United States dollars (U.S. $300,000,000), as such amount may be increased or decreased as set forth on the Schedule of Increases or Decreases in the Global Note annexed hereto, on December 15, 2043 (such date is hereinafter referred to as the “Stated Maturity”), and to pay interest thereon, from November 21, 2013, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, at the rate of 5.25% per annum to, but excluding, the relevant Interest Payment Date, until the Stated Maturity or early redemption.

Interest on this 2043 Note initially shall be payable semi-annually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing on June 15, 2014 through and including the Stated Maturity or early redemption. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this 2043 Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 and December 1, respectively (whether or not a Business Day) preceding the relevant Interest Payment Date.

Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this 2043 Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of the 2043 Notes not less than 10 days prior to such Special Record Date and shall otherwise be payable, all as more fully provided in the Indenture.

Principal of and the interest on the 2043 Notes will be payable at the Corporate Trust Office, or, at the option of the Company, by check mailed to each Holder at its address set forth in the Security Register; provided, however, that if a Holder has given wire transfer instructions to the Company and the Paying Agent and Security Registrar at least ten Business Days prior to the applicable payment date, principal of and the interest on the 2043 Notes will be payable by wire transfer of immediately available funds to the account specified in such instructions.

Interest on the 2043 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the actual number of days elapsed in the 180-day period.

Reference is hereby made to the further provisions of this 2043 Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by the manual signature of one of its authorized signatories, this 2043 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this 2043 Note to be executed and delivered as a deed.

Dated:

XLIT Ltd.

By:
Name: Kirstin R. Gould
Title: Secretary

IN WITNESS WHEREOF, the Company has caused this 2043 Note to be executed and delivered as a deed.

Dated: November 21, 2013

XLIT Ltd.

By:
Name: Simon D. Rich
Title: Director

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: November 21, 2013

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

This 2043 Note is one of a duly authorized issue of securities of the Company designated as its “5.25% Senior Notes due 2043” (herein sometimes referred to as the “2043 Notes”), initially limited in aggregate principal amount to $300 million, issued under and pursuant to an Indenture, dated as of September 30, 2011 (the “Base Indenture”), duly executed and delivered by and among the Company, as issuer, XL Group Public Limited Company, a public company limited by shares, as guarantor (the “Guarantor”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of November 21, 2013 (the “Second Supplemental Indenture”), duly executed and delivered by and among the Company, the Guarantor and the Trustee (such Base Indenture as amended and supplemented by the Second Supplemental Indenture, the “Indenture”), to which the Indenture and all subsequent indentures supplemental thereto relating to the 2043 Notes reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the 2043 Notes and of the terms upon which the 2043 Notes are, and are to be, authenticated and delivered.

The 2043 Notes are issuable only in registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, 2043 Notes so issued are exchangeable for a like aggregate principal amount of 2043 Notes of a different authorized denomination, as requested by the Holder surrendering the same.

The 2043 Notes will be redeemable, in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to the accrued and unpaid interest on the principal amount of the 2043 Notes being redeemed to the Redemption Date plus the greater of: (A) 100% of the principal amount of the 2043 Notes to be redeemed, and (B) the sum of the present values of the remaining scheduled payments of principal and interest on the 2043 Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points, as provided in, and subject to the terms of, the Indenture.
If a Tax Event with respect to the 2043 Notes occurs and is continuing, the Company may, at its option, redeem the 2043 Notes in whole, but not in part, at any time at a redemption price equal to 100% of the principal amount of the 2043 Notes, plus accrued and unpaid interest, if any, to the Redemption Date and Additional Amounts Applicable to the 2043 Notes, if any, then due or that will become due on the Redemption Date as a result of the redemption, as provided in, and subject to the terms of, the Indenture.

No sinking fund is provided for the 2043 Notes.

The 2043 Notes shall constitute the senior, unsecured and unsubordinated obligations of the Company and shall rank pari passu with all other unsecured and unsubordinated indebtedness of the Company and the Guarantor from time to time outstanding.

In the case of an Event of Default described in Section 5.01(5) or 5.01(6) of the Indenture, all unpaid principal of and accrued interest and Additional Amounts with respect to the 2043 Notes then

Outstanding shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of any 2043 Notes. In the case of all other Events of Default, if any such Event of Default shall occur and be continuing, the principal of all of the 2043 Notes, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding and affected thereby. The Indenture also contains, with certain exceptions as therein provided, provisions permitting Holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this 2043 Note shall be conclusive and binding upon such Holder and upon all future Holders of this 2043 Note and of any 2043 Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this 2043 Note or such other 2043 Note.

As provided in and subject to the provisions of the Indenture, the Holder of this 2043 Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default, (ii) the Holders of not less than 25% in principal amount of the 2043 Notes that are Outstanding shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, (iii) the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity, and (iv) the Trustee shall not have received from the Holders of a majority in principal amount of the 2043 Notes that are Outstanding a direction inconsistent with such written request during such 60-day period. The foregoing shall not apply to any suit instituted by any Holder of this 2043 Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

This 2043 Note is entitled to the benefit of the Guarantee set forth in Article XI of the Indenture.

No reference herein to the Indenture and no provision of this 2043 Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this 2043 Note at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2043 Note is registrable on the Security Register upon surrender of this 2043 Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new 2043 Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this 2043 Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this 2043 Note is registered as the owner thereof for all purposes, whether or not such 2043 Note be overdue, and none of the Company, the Guarantor, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of (and premium, if any on) or interest on this 2043 Note and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in the Indenture or any indenture supplemental thereto or in any 2043 Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company, the Guarantor or any successor entity thereof, either directly or through the Company, the Guarantor or any successor entity, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

This 2043 Note is a Global Note and is subject to the provisions of the Indenture relating to Global Notes, including the limitations in Section 2.03 of the Base Indenture on transfers and exchanges of Global Notes.

THE INDENTURE, THE GUARANTEE AND THIS 2043 NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE.

All capitalized terms used in this 2043 Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT
(Cust)

TEN ENT	- as tenants by the entireties	Custodian for:
(Minor)
JT TEN	- as joint tenants with rights of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act of:
(State)

Additional abbreviations may also be used though not on the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this 2043 Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoint              agent to transfer this 2043 Note on the Security Register. The agent may substitute another to act for him or her.

Dated:

Signed:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this 2043 Note)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Amount of Decrease in Stated Amount of the Global Note	Amount of Increase in Stated Amount of the Global Note	Stated Amount of the Global Note Following Such Decrease/Increase	Signature of Authorized Signatory of Trustee	Date